Exhibit 99(d)

OFFER TO PURCHASE

All of the Outstanding Common Shares

of

ALCAN INC.

for

U.S.$58.60 Net Per Share in Cash

plus

0.4108 of a Share of Common Stock

of

ALCOA INC.

by

ALCOA HOLDCO CANADA ULC,

a wholly owned subsidiary of Alcoa Inc.,

and

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M., EASTERN DAYLIGHT SAVING TIME, ON JULY 10, 2007, UNLESS EXTENDED OR WITHDRAWN BY THE OFFERORS.

May 7, 2007

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, which includes the Circular, dated May 7, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) and Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”) relating to the offer (the “Offer”) made by Alcoa Inc., a Pennsylvania corporation (“Alcoa”), and Alcoa Holdco Canada ULC, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada, and a wholly owned subsidiary of Alcoa (“Alcoa Holdco Canada” and, together with Alcoa, the “Offerors”), to purchase each issued and outstanding common share of Alcan Inc., a corporation organized under the laws of Canada (“Alcan”), together with the associated rights (the “Alcan Rights,” and together with the common shares of Alcan, the “Alcan Common Shares”) issued and outstanding under Alcan’s Shareholder Rights Agreement, for U.S.$58.60 (equivalent to Cdn$64.86 based on the May 4, 2007 Bank of Canada Noon Rate) net per share in cash (less any applicable withholding taxes and without interest), plus 0.4108 of a share of Alcoa Common Stock, par value $1.00 per share (“Alcoa Common Shares”) (collectively, the “Offer Consideration”).

Capitalized terms used but not defined in this letter which are defined in the Offer to Purchase have the meanings given to them in the Offer to Purchase.

Unless waived by the Offerors, holders of Alcan Common Shares are required to deposit one Alcan Right for each Alcan Common Share in order to effect a valid deposit of such Alcan Common Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. If the Separation Time under the Shareholder Rights Agreement does not occur before the expiration time, a deposit of Alcan Common Shares will also constitute a deposit of the associated Alcan Rights. If Rights Certificates are distributed by Alcan to the Alcan shareholders prior to the time that the holder’s Alcan Common Shares are deposited pursuant to the Offer, in order for the Alcan Common Shares to be validly deposited, Rights Certificate(s) representing Alcan Rights equal in number to the number of Alcan Common Shares deposited must be delivered to the Depositary. If the Separation Time occurs before the expiration time and Rights Certificates are not distributed by the time that an Alcan shareholder deposits its Alcan Common Shares pursuant to the Offer, the Alcan shareholder may deposit its Alcan Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure set forth in the section of the Offer entitled “Offer — Manner of Acceptance — Procedures for Guaranteed Delivery.” In any case, a deposit of Alcan Common Shares constitutes an agreement by the Alcan shareholder to deliver Rights Certificate(s) representing Alcan Rights equal in number to the number of Alcan Common Shares deposited pursuant to the Offer to the Depositary before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offerors reserve the right to require, if Rights Certificates are required to be issued, that the Depositary, prior to taking up the Alcan Common Shares for payment pursuant to the Offer, receives Rights Certificate(s) from an Alcan shareholder representing Alcan Rights equal in number to the Alcan Common Shares deposited by such holder.

The Offer is subject to the terms and conditions set forth in the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery, including, without limitation, there having been properly deposited under the Offer and not withdrawn that number of Alcan Common Shares that, when added to the Alcan Common Shares then owned by Alcoa or any of its subsidiaries, constitutes at least 66 2/3% of the Alcan Common Shares outstanding (calculated on a fully diluted basis) at the time Alcan Common Shares are taken up under the Offer. The conditions of the Offer are set forth in the section of the Offer to Purchase entitled “Offer — Conditions of the Offer.” Subject to applicable law, the Offerors reserve the right to withdraw the Offer and to not take up and pay for any Alcan Common Shares deposited pursuant to the Offer unless each of the conditions of the Offer is satisfied or waived by the Offerors at or immediately prior to the expiration time. The Offer is not conditioned upon the Offerors’ entering into any financing arrangements and is not subject to any financing condition.

We are the holder of record of Alcan Common Shares and/or Alcan Rights, if applicable, held by us for your account. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to deposit Alcan Common Shares and/or Alcan Rights, if applicable, held by us for your account. A deposit of such Alcan Common Shares and/or Alcan Rights, if applicable, can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us deposit on your behalf any or all of the Alcan Common Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer is being made for all issued and outstanding Alcan Common Shares.

2.	The Offer will expire at 5:00 p.m., Eastern Daylight Saving Time, on July 10, 2007, unless the Offer is extended or withdrawn by the Offerors.

3.

Alcan shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Alcan Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer (if Alcoa decides to form a Soliciting Dealer Group), in Canada, or Dealer Manager to accept the Offer or, except as set forth in Instruction 5 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Alcan Common Shares or Alcan Rights, if applicable, to the Offerors pursuant to the Offer. However, a broker or nominee through whom a shareholder owns Alcan Common Shares may charge a fee to deposit Alcan Common Shares and Alcan Rights, if applicable, on behalf of the Alcan shareholder. Alcan shareholders should contact their broker or dealer to determine whether any charges will apply.

4.	The Offer Consideration payable to Alcan shareholders by the Offerors will be reduced by applicable withholding taxes.

5.

Under no circumstances will interest accrue or be paid on the Offer Consideration by the Offerors or the Depositary to persons who have deposited Alcan Common Shares under the Offer, regardless of any delay in making such payment.

We urge you to read the enclosed Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery regarding the Offer carefully before instructing us to deposit your Alcan Common Shares or Alcan Rights, if applicable.

If you wish to have us deposit any or all of the Alcan Common Shares and Alcan Rights, if applicable, held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a deposit of your Alcan Common Shares and Alcan Rights, if applicable, all such Alcan Common Shares and Alcan Rights will be deposited unless otherwise specified in your instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a deposit on your behalf before the expiration of the Offer.

While the Offer is being made to all holders of Alcan Common Shares, this document does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offerors may, in their sole discretion, take such action as they may deem necessary to extend the Offer in any such jurisdiction. Any holder of Alcan Common Shares in a jurisdiction in which such an offer or solicitation is unlawful may collect copies of this Offer to Purchase and related documents at the offices of the Depositary set forth on the back cover of the Offer to Purchase.

Instructions with Respect to the

OFFER TO PURCHASE

All of the Outstanding Common Shares

of

ALCAN INC.

for

U.S.$58.60 Net Per Share in Cash

plus

0.4108 of a Share of Common Stock

of

ALCOA INC.

by

ALCOA HOLDCO CANADA ULC,

a wholly owned subsidiary of Alcoa Inc.,

and

ALCOA INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, which includes the Circular, dated May 7, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) and Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”) relating to the offer (the “Offer”) by Alcoa Inc., a Pennsylvania corporation (“Alcoa”), and Alcoa Holdco Canada ULC, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada, and a wholly owned subsidiary of Alcoa (“Alcoa Holdco Canada” and, together with Alcoa, the “Offerors”), to purchase all of the issued and outstanding common shares of Alcan Inc., a corporation organized under the laws of Canada (“Alcan”), together with the associated rights (the “Alcan Rights” and, together with the common shares of Alcan, the “Alcan Common Shares”) issued and outstanding under Alcan’s Shareholder Rights Agreement, for U.S.$58.60 (equivalent to Cdn$64.86 based on the May 4, 2007 Bank of Canada Noon Rate) net per share in cash (less any applicable withholding taxes and without interest), plus 0.4108 of a share of Alcoa Common Stock, par value $1.00 per share (“Alcoa Common Shares”).

This will instruct you to deposit to the Offerors the number of Alcan Common Shares (including associated Alcan Rights) indicated below (or, if no number is indicated below, all Alcan Common Shares and Alcan Rights, if applicable) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery furnished to the undersigned.

Number of Alcan Common Shares

to be deposited, including

associated Alcan Rights*:

Account Number:

SIGN BELOW

Signature(s):

Dated:                     , 2007

Please print name(s):

Address:

Area Code and Telephone Number:

Social Insurance Number, Taxpayer Identification Number(s) or Social Security Number(s):

* Unless otherwise indicated, it will be assumed that all of your Alcan Common Shares and Alcan Rights, if applicable, held by us for your account are to be deposited.

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